UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2008

VELOCITY EXPRESS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 349-4160

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As reported in its Quarterly Report on Form 10-Q filed on May 19, 2008, the holders (the “Noteholders”) of the Company’s 12% Senior Secured Notes (the “Senior Notes”) issued under an Indenture dated July 3, 2006, as amended, consented to a Fourth Supplemental Indenture modifying the indenture governing their Senior Notes. The Fourth Supplemental Indenture (1) requires the issuance of an additional $7.8 million face value of the Senior Notes to the Noteholders, increasing the amount due to them to a total of $86.0 million face value outstanding, (2) increases the interest rate on the Senior Notes to 18% per annum, (3) allows for interest payments due in June 2008 and December 2008 to be paid in-kind, instead of cash, (4) allows for one half of the interest payments (9%) due in 2009 to be paid in-kind (“PIK”), instead of cash, (5) at the option of holder, provides for up to 50% of PIK interest to be paid in registered common shares at volume weighted average price (“VWAP”), but not less than $.88 per share, (6) reduces the exercise price of the 1,731,954 warrants originally issued with the Senior Notes in July 2006 from $17.56 to $1.35 per share, (7) requires the issuance of 433,855 additional warrants equal to 15% of the common stock of the Company to holders at $.88 per share, with a forced conversion feature at 150% of the initial conversion price, (8) replaces existing financial covenants with a $3.0 million minimum cash covenant, a $26.0 million minimum cash plus accounts receivable covenant, and a minimum EBITDA covenant, (9) waives the Noteholders’ right of first refusal to replace the Company’s senior secured revolving credit facility with Wells Fargo Foothill, (10) limits the amount and defines the terms under which replacement financing for the Company’s revolving credit facility is permitted, (11) commits any and all net proceeds from certain litigation to prepayment of the Senior Notes subject to the rights of the revolving credit facility provider, (12) permits the sale or licensing of the Company’s technology for use outside of North America, with certain proceeds or revenue from such sale or licensing committed to prepayment of the Senior Notes subject to the rights of the revolving credit facility provider, (13) permits the sale of certain non-core business units with certain proceeds from such sales committed to prepayment of the Senior Notes subject to the rights of the revolving credit facility provider, (14) reduces certain executive pay, and (15) provides for two Noteholder representatives on the Company’s Board of Directors. The stock and warrant issuances are subject to the filing of an additional listing application with Nasdaq.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the agreement, attached as an exhibit hereto.

While the beneficial holders of the Notes had approved the Fourth Supplemental Indenture as of May 19, final documentation and formal approvals by the record holders through DTC and by the Trustee was not completed until June 6, 2008. This report is being filed at this time so that the final form of Fourth Supplemental Indenture can be filed as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Supplemental Indenture dated as of May 19, 2008, to Indenture dated as of July 3, 2006, as amended by the First Supplemental Indenture dated as of August 17. 2006, the Second Supplemental Indenture dated as of December 22, 2006 and the Third Supplemental Indenture dated as of July 25, 2007, among Velocity Express Corporation, the subsidiaries thereof party thereto, and Wilmington Trust Company, as successor trustee to Walls Fargo Bank, N.A. as Trustee.

10.2	Form of Velocity Express Corporation Senior Secured Note Due 2010

10.3	Registration Rights Agreement dated May 19, 2008, between Velocity Express Corporation and the Investors named therein with respect to the Senior Secured Note Due 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

Date: June 12, 2008

Exhibit Index

Exhibit Number	Document
10.1	Fourth Supplemental Indenture dated as of May 19, 2008, to Indenture dated as of July 3, 2006, as amended by the First Supplemental Indenture dated as of August 17. 2006, the Second Supplemental Indenture dated as of December 22, 2006 and the Third Supplemental Indenture dated as of July 25, 2007, among Velocity Express Corporation, the subsidiaries thereof party thereto, and Wilmington Trust Company, as successor trustee to Walls Fargo Bank, N.A. as Trustee.

10.2	Form of Velocity Express Corporation Senior Secured Note Due 2010.

10.3	Registration Rights Agreement dated May 19, 2008, between Velocity Express Corporation and the Investors named therein with respect to the Senior Secured Note Due 2010.